UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 15, 2010
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
The Company Receives a Paragraph IV Patent Certification from Ranbaxy Laboratories Limited
     On April 15, 2010, Medicis Pharmaceutical Corporation (the “Company”) received a Paragraph IV Patent Certification from Ranbaxy Laboratories Limited (“Ranbaxy”) advising that Ranbaxy has filed a supplement or amendment to its earlier filed Abbreviated New Drug Application (“ANDA”) assigned ANDA number 91-118 (“ANDA Supplement/Amendment”) with the U.S. Food and Drug Administration (“FDA”) for generic SOLODYN® in its forms of 65mg and 115mg strengths. Ranbaxy has not advised the Company as to the timing or status of the FDA’s review of its filing, or whether Ranbaxy has complied with FDA requirements for proving bioequivalence. Ranbaxy’s Paragraph IV Certification alleges that the Company’s U.S. Patent No. 5,908,838 (the “’838 Patent”) is invalid, unenforceable, and/or will not be infringed by Ranbaxy’s manufacture, importation, use, sale and/or offer for sale of the products for which the ANDA Supplement/Amendment was submitted. The expiration date for the ’838 Patent is in 2018. The Company is evaluating the details of Ranbaxy’s certification letter and considering its options. Ranbaxy’s submission as to the 65mg and 115mg strengths amends an ANDA already subject to a 30-month stay. As such, the Company believes that the supplement or amendment cannot be approved by the FDA until after the expiration of the 30-month period or in the event of a court decision holding that the patent is invalid or not infringed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2010	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary